Exhibit 99(a)(3)



                         MONTHLY SERVICER'S CERTIFICATE
           (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
         OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

              ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                              Series 2003-1 Bonds

     Series 2003-1             Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



      SERIES 2003-1 COLLECTION PERIOD: March 2004


                                   a.  Series 2003-1        b. Series 2003-1         c. Actual            d. Series 2003-1
                                        Transition              Transition               Series 2003-1        Transition
                                        Charge in               Charge                   Transition           Charge
                                        Effect                  Billed                   Charge               Remittance
                                        ------                  ------                   Payments             Made to
Customer Class                                                                           Received             Trustee
--------------                                                                           --------             --------

Residential Service                    $0.000712 / kWh            $1,832,414.60         $2,091,244.86         $2,091,244.86

General Service Secondary                                         $2,066,310.79         $2,063,615.26         $2,063,615.26

          Non-demand                   $0.000655 / kWh

          Demand                       $0.186 / kW

General Service Primary                                             $250,827.52           $246,627.16           $246,627.16

          Non-demand                   $0.000442 / kWh

          Demand                       $0.201 / kW

High Voltage Service                   $0.137 / kW                  $194,477.02           $241,354.64           $241,354.64

Lighting Service                       $0.000785 / kWh               $31,276.44            $30,141.61            $30,141.61

Instantaneous Interruptible            $0.074 / kW                   $64,204.54            $67,289.37            $67,289.37

Noticed Interruptible                  $0.135 / kW                   $97,028.73           $102,409.03           $102,409.03
                                                                  -------------         -------------         -------------

         Total                                                    $4,536,539.64         $4,842,681.93         $4,842,681.93


         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 8th day of April, 2004.



                                   ONCOR ELECTRIC DELIVERY COMPANY,
                                   as Servicer


                                   By     /s/ John M. Casey
                                     ------------------------------------------
                                   Name:  John M. Casey
                                   Title: Assistant Treasurer